Exhibit 99.1 U.S. CENTURY BANK

Forward-Looking Statements This presentation may contain statements that are not historical in nature and are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange

Act of 1934, as amended. The words “may,” “will,”

“anticipate,” “should,” “would,” “believe,” “contemplate,” “expect

,” “aim,” “plan,” “estimate,” “continue,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including anticipated internal growth. These forward-looking statements

involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated

in such statements. Potential risks and uncertainties include, but are not limited to: • the strength of the United States economy in general and the strength of the local economies in which we conduct operations; • the continuation of the COVID-19 pandemic

and its impact on us, our employees, customers and third-party service providers, and the ultimate extent of the impacts of the pandemic and related government stimulus programs; • our ability to successfully manage interest rate risk, credit risk, liquidity risk, and other risks inherent to our industry; • the accuracy of our financial statement estimates and assumptions, including the estimates used for

our credit loss reserve and deferred tax asset valuation allowance;

• the efficiency and effectiveness of our internal control environment;

• our ability to comply with the
extensive laws and regulations to which we are subject, including the laws for each jurisdiction where we operate; • legislative or regulatory changes and changes in accounting principles, policies, practices or guidelines, including the effects of the forthcoming implementation of the Current Expected Credit Losses (“CECL”) standard; •

the effects of our lack of a diversified loan portfolio and concentration in the South Florida market, including the risks of geographic,

depositor, and industry concentrations, including our concentration in loans secured by real estate; • the concentration of ownership of our

Class A common stock; • fluctuations in the price of our Class A common stock; • our ability to fund or access the capital markets at attractive rates and terms and manage our growth, both organic growth as well as growth through other means, such as future acquisitions; •

inflation, interest rate, unemployment rate, market, and

monetary fluctuations; • increased competition and its effect on the pricing of our products and services as well as our interest rate margin; • the effectiveness of our risk management strategies,

including operational risks, including, but not limited to, client,

employee, or third-party fraud and security breaches; and • other risks described in this presentation and other filings we make with the

Securities and Exchange Commission (“SEC”). All forward-looking statements are necessarily only estimates of future results, and there

can be no assurance that actual results will not differ materially from expectations. Therefore, you are cautioned not to place undue reliance on any forward-looking statements. Further, forward

-looking statements included in this presentation are made only as of the date hereof, and we undertake no obligation to update or revise

any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the
occurrence of unanticipated events, unless required to do so under the federal securities laws. You should also review the risk factors described in the reports USCB Financial Holdings, Inc. filed or will file with the SEC and, for periods prior to the completion of the bank holding company reorganization in December

31, 2021, U.S Century Bank filed with the FDIC. Non-GAAP Financial Measures

This presentation includes financial information determined by methods other than in accordance with generally accepted

accounting principles (“GAAP”). This financial information includes certain operating performance measures. Management has included

these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating the Company’s underlying performance trends. Further, management uses

these measures in managing and evaluating the Company’s

business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for,

measures determined in accordance with GAAP, and are

not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable

GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’

included in the presentation. You should assume that all

numbers are unaudited unless otherwise noted. Page 2 U.S. CENTURY

BANK

Table of Contents 1 Who We Are 2 Growth Strategy 3 Financial

Review 4 Appendix Page 3 U.S. CENTURY BANK

We are a Relationship-First, Business Bank Company Overview

Founded in 2002, U.S. Century Bank is a state-chartered bank headquartered in South Florida 6th largest Florida headquartered bank by deposits in Miami Dade County as of June 30, 2021. (1) Full service commercial bank offering products and services tailored to

meet the needs of Small-to-Medium Sized Businesses (“SMBs”) and catering to the needs of local business owners, entrepreneurs and professionals in South Florida Relationship-first, business bank that prioritizes building a strong relationship with the owners and operators of SMBs and securing their personal retail deposit relationships in addition to the commercial account Differentiated competitive approach includes specialty banking services offered to homeowner associations, professional services firms, and correspondent banking services offered to financial institutions in Latin America and the

Caribbean meeting our risk profile Proven executive management team with extensive local experience and a board of directors

with significant banking expertise Designated a Minority Depository

Institution (“MDI”) Board of directors is majority Hispanic,

management team is predominantly Hispanic, and the majority of employees are bilingual or multilingual, providing U.S. Century Bank with cultural familiarity with its markets and clients Financial Highlights

Q2 2022 Balance Sheet (EOP) Total Securities $456,135

Total Loans (1) $1,372,733 Total Assets $2,016,086

Total Deposits $1,738,720 Total Equity $180,068 Net

Interest Income $15,642 Non-interest Income $1,617 Revenue

$17,259 Provision for Credit Losses $705 Non-interest Expense $9,551

Net Income $5,295 Income Statement Diluted Earning Per

Share (EPS) Class A Common Stock $0.26 Diluted Operating EPS

(2) Class A Common Stock $0.26 Return On Average

Assets (ROAA) (3) 1.08% Return On Average
Equity (ROAE) (3) 11.38% Net Interest Margin (3) 3.37% Efficiency

Ratio 55.34% Branch Network Boca Raton Coral Springs Pompano

Fort Lauderdale Pembroke Pines Miami Coral Gables Key Largo U.S.

Century Bank: 10 Branches (1) FDIC Deposit Market Share Report as of

6/30/21. (2) Non-GAAP Measure. (3) Annualized. Page

4 U.S. CENTURY BANK

We Know Our Markets and Clients Florida is one of the largest business markets in the country Ranked third in the United

States in 2020 for the number of businesses employing fewer than

500 people, according to data from the U.S. Small Business Administrat ion’s Office of Advocacy for 2020 Approximately 2.7 million

such businesses In a 2020 study, Florida ranked #1 on Kauffman’s

Early Stage Entrepreneurship Index Miami-Dade MSA is the

premier market within the state of Florida Ranked #1 on the 2017 Kauffman

Index for Startup Activity The favorable business environment in Florida has made Miami-Dade a top destination for corporate relocations Blackstone Group Inc., Goldman Sachs Group Inc. and

Citadel Advisors LLC., have all established operations in South Florida

Our headquarters is Doral, a vibrant and rapidly growing market.

Accolades include: Ranked #3 in The Best Small Cities to Start a Small Business: 2021 Report (Verizon) Named the fastest

growing city in Florida and 11th in the country: May 2017 (Florida

International University’s Metropolitan Center) Best city in

Florida for business start-ups: February 2015 (BusinessWeek) South

Florida represents an important part of the convergence

of Latin America, the Caribbean, Europe, and Asia According to S&P Global

Market Intelligence, approximately 68% of Miami-Dade and

Broward Counties is Hispanic Cubans represent the greatest percentage of the Hispanic community in Miami-Dade and Broward Counties

A diverse and vibrant economy Miami-Dade MSA has a rapidly

growing population Business-friendly tax structures, no personal income tax and a reasonable cost of living attract businesses to Florida 18 Fortune 500 companies are located in Florida, with 7 in the Miami-Dade MSA We Know Our Markets We

are the 6th largest FL bank in Miami-Dade County by deposits

(1) We are one of 32 banks
headquartered in the Miami-Dade MSA We are the ONLY

bank headquartered in Doral, Miami-Dade County We Know

Our Clients Our Management team is predominantly Hispanic

Our Board has strong ties to the Community Most of our associates are bilingual Source: S&P Global Market Intelligence, U.S.

Small Business Administration’s Office of Advocacy for

2020, North American Industry Classification System (NAICS) database,

U.S. Census Bureau, Fortune Magazine, Bureau of Economic

Analysis (1) FDIC Deposit Market Share Report. Page 5 U.S.

CENTURY BANK

We Know Our Markets and Clients Household Income Projected

Growth 2022-2027 (1) Miami leads expectations of income growth with a 5-year growth rate of 16.98%. 9 cities within the current USCB network are expected to have growth greater than the US and Florida averages

Miami-Dade MSA is the premier market within the state of Florida

The Miami-Dade metro area is the tenth largest MSA in the United

States by total number of businesses, per the North American Industry

Classification System (NAICS) database USCB network US

A

& Florida growth rates 18.00% 17.00% 16.00% 15.00% 14.00%

13.00% 12.00% 11.00% 10.00% 9.00% 8.00% 11.74% 11.90%

11.97% 12.02% 12.05% 12.10% 12.35% 12.39% 12.81%

13.20% 13.24% 13.26% 13.32% 13.37% 13.46% 13.47% 13.78%

13.99% 14.04% 14.16% 15.34%

15.61% 16.98% Tampa Coral Springs Palm Bay Jacksonville

Hollywood US Florida Pembroke Pines Hialeah Davie Spring

Hill Tallahassee Miramar Cape Coral Pompano Beach West

Palm Beach Orlando Clearwater Saint Petersburg Miami Gardens

Fort Lauderdale Port Sant Lucie

Miami Source: S&P Global Market Intelligence. Page 6 U.S. CENTURY

BANK

Evolution of U.S. Century Bank

1 — 1st Recapitalization

2014 - 2015

- Entered into consent order with regulators in 2011
- Significant deterioration in asset quality, capital, and financial performance at that time
- Recapitalization completed in March 2015
  - $65 million investment led by Patriot Financial Partners and Priam LLC
  - Approximately $48M of net capital to the Bank, in the form of common and preferred stock
  - Approximately $12.2M paid to the U.S. Treasury for the purchase of TARP securities

2 — Rebuild, Repair and Execute

2015 – Today

- ✓ Replaced entire legacy management team and reconstituted the Board with 7 new directors
- ✓ Added key personnel with relevant experience in growing a sound, scalable and profitable bank
  - Average length of service for ~85% of associates is less than six years
- ✓ Reconstructed the credit function of the Bank and implemented robust underwriting standards and procedures
  - All key credit and underwriting personnel were replaced
- ✓ Successfully resolved the Bank's problem assets balances
- ✓ Consent order terminated in April 2016.
- ✓ Maintained a disciplined expense philosophy with a focus on branch optimization
- ✓ Completed the initial public offering ("IPO") and issued 4,600,000 shares of Class A common stock, the Bank received total net proceeds of $42 million
- ✓ Formed a bank holding company on December 30, 2021
- ✓ Simplified capital structure and only have Class A common stock outstanding as of June 30, 2022

Who We Were vs. Who We Are

	Recapitalization (FY 2014)	Q2 2022
DEPOSIT FRANCHISE		
# of Branches	21	10
Non-interest-Bearing Deposits/Deposits	22.10%	37.60%
CAPITAL & ASSET QUALITY		
Total Risk-Based Capital Ratio	6.60%	13.74%
NPAs / Assets	6.04%	0.00%
BALANCE SHEET		
Total Assets	$835	$2,016
Total Loans	$715	$1,373
Total Deposits	$761	$1,739
PROFITABILITY		
ROAA	(0.94%)	1.08% [1]
Operating Pre-Tax Pre Provision ROAA [2]	(0.44%)	1.57% [1]
Efficiency Ratio	111.20%	55.34%

(1)

Page 7

[1] Annualized.
[2] *Non-GAAP Financial Measure.*

U.S. CENTURY BANK

Seasoned Management Team with Local Banking Experience

Management Team Luis de la Aguilera President, CEO & Director

Previously President & CEO of TotalBank 40+ years in banking

Rob Anderson Chief Financial Officer Previously CFO of Capstar Financial

Holdings 18+ years in banking Benigno Pazos Chief Credit Officer

Previously CCO of TotalBank 30+ years in banking Oscar

Gomez Head of Global Banking Division Previously at Regions

Bank 30+ years in banking Nicholas Bustle Chief Lending Officer

Previously at Valley Bank 35+ years in banking Andres Collazo Director of Operations & IT Systems Previously at TotalBank

33+ years in banking Martha Guerra-Kattou Director of Sales & Marketing

Previously at TotalBank 30+ years in banking Board of Director

s

Aida Levitan Chairwoman of the Board Former CEO, Publicis

Sanchez & Levitan Director since 2013 Kirk Wycoff Board

Member Managing Partner, Patriot Financial Partners, L.P. Director

since 2015 Howard Feinglass Board Member Managing Partner,

Priam Capital Director since 2015 Robert E. Kafafian Board Member

CEO, The Kafafian Group, Inc. Director since 2022 Ramón Abadin

Board Member Partner, Ramon A. Abadin P.A. Director since

2017 Bernardo Fernandez, Jr. Board Member CEO, Baptist Health

Medical Group Director

since 2017 Maria C. Alonso Board Member Business executive &

Philanthropic leader Director since 2022 Ramon A. Rodriguez Board

Member CEO, Cable Insurance Director since 2022 Highly Accomplished and Aligned Board with Complementary Track Records Page 8 U.S.

CENTURY BANK

We Are a Business Bank Commercial Banking Focused on

servicing small/medium-sized businesses within branch footprint Offer relationship retail deposit products to owners and operators of

SMBs Ability for customers to access accounts through online and mobile banking platforms Credit products include Asset Based Loans,

Lines of Credit and Term Loans Provide Treasury Management

services to clients Relationship-driven with flexible solutions tailored to each client’s need Loan Mix Global banking 6% Commercial

and industrial 10% CRE - Non-owner occupied 51% CRE - Owner

occupied 10% Consumer and other 8% Residential real estate 15% Deposit

Mix Time Deposits 12% Non-interest-bearing deposits 38% Money market and savings accounts 46% Interest-bearing deposits NOW

4% Private Client Group $178mm Deposits Tailored products

& services for law offices, managing partners, associates and other staff members Commercial deposit accounts, treasury

management, commercial lending, student loan refinancing,

residential loans and credit card services Association Banking

$76mm Deposits / $64mm Loans Banking for Homeowner

Associations and Property Managers Offer deposit collection

services and lending solutions ranging from insurance premium and large capital improvements financing Significant lending capacity to target large credits SBA / Small Business Lending $54mm

Loans Relationship-oriented business focused on delivering fast loan commitments to small and medium-sized enterprises Predominately small business line of credits and CD secured loans Affordable

SBA loan provider Approved by the SBA to participate in the Preferred

Lenders Program Global Banking $150mm Deposits / $85mm Loans Comprehensive

range of both domestic and international services with the latest in technology to ensure quick processing Focus on Caribbean and

Latin
American countries Correspondent banking services include letters of credit, foreign collections, wire transfers, ForEx and trade finance

Yacht Financing $96mm Loans Yacht financing for larger

vessels, transaction range is $750k - $7.5MM. Brokered-oriented business, 3 vendor approved brokers Member of the National Marine

Lenders Association Balances as of 6/30/2022 Page 9 U.S.

CENTURY BANK

Risk Management Risk Management Philosophy and Culture Management

has instilled a culture of adherence to well-developed risk management procedures Management is responsible for day-to-day risk

management (identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels) Risk management division consists of four individuals covering enterprise risk management, cybersecurity, third

-party risk, internal audit and loan reviews Compliance division consists of seventeen individuals covering bank secrecy,

consumer compliance and investigations Both areas play an active role in assessing corporate risks, compliance and collaborating with management to mitigate identified risks Heightened focus on

BSA / AML / KYC compliance due to foreign exposure Individual country loan exposure limited to 0% - 70% of total capital based on individual country risk Global banking services offered exclusively to

institutions in countries meeting U.S. Century Bank’s robust risk tolerance framework Highly experienced compliance team with

international compliance experience from larger banking institutions

Audit Committee consists of 4 members responsible for complete oversight of Company’s risk management process: Bernardo Fernandez,

Ramón Abadin, Aida Levitan, and Ramon Rodriguez (Chair). Credit

Philosophy Conservative credit culture that encourages prudent and desirable loans over unchecked growth Underwriting strength

stems from deep understanding of U.S. Century’s market,

long-standing relationships with clients, and disciplined process

Focused on maintaining a well-diversified and conservative loan portfolio

Robust Credit Administration Underwriting group supported by experienced credit officers

with both credit and lending experience Effective and independent loan review Credit Committee
meetings conduct in-depth loan portfolio monitoring, including concentration limits Active monitoring and reporting on existing or emerging concentrations and targeted reviews of any higher risk portfolios COVID-19

Pandemic Response Credit approach proved successful at protecting the balance sheet: currently, no loans are under COVID-19 related deferrals

Proactively repositioned three lenders with prior special asset experience to focus on asset work-out strategies for COVID-19 impacted industries

Moved expeditiously to provide assistance to clients on a case-by-case basis Source: Bank documents Page 10 U.S. CENTURY BANK

Achieving Our Profitability Targets: Technology Initiatives

2016 2017 2018 2019 2020 2021 Paperless Account Opening lanuary

'16- April '16 eTran International letter Of Credit April'16-luly '16

/ Reporting Database May '16 - September '16 —— Instant Issue

Debit Card ‘ -“■once October '16 - March '17 > r F¡S Cash Management

Portal August '16 - March '17 > f (S) Fedlink Anywhere Sentrmher

‘,7 N y V 's / — —\ f —\ ' \ Network In-housing lanuaiy '18 - September

'18 e . Secureworks MSSP Secureworks www-^^vw. lanuaiy

18 - May 18 Microsoft Off ICE 36S February '18- September

'18 FT Horizon Core Conversion September '18 - September '19 Zelle I

Zelle P2P vsrvw 1 lune '19 - November ‘19
✓

00 NCR Image Deposit AIM March '19 - December '19 > banktel

Accounts Payable November '19-lanuary ‘20 Microsoft Collaboration

Applications February ‘20 - March '20 w ma, who PPP loan 0,'Sina,'°n

System May '20 - lune 20 Summit PPP loan Origination . cocer..r

Vt lonualy ,2I _ peb/uary '21 00 NCR I Treasury Management

Platform November '20 - August '21 Financial Data Aggregation lune

'21 - August ‘21 MANTL Remo,e Account Opening July 22 -

October '22 Abrigo CECL October 22 - December '22 <ÿ>aori90

Abrigo loan Origination System 2023 ir Pidgin pidgin 2023 EMV Debit

Cards August '16 - October '16 Source: Company management

Page 11 U.S. CENTURY BANK

Table of Contents 1 Who We are 2 Growth Strategy 3

Financial Review 4 Appendix Page 12 U.S. CENTURY BANK

Growth Strategies and Capital Deployment Opportunities Organic Loan

Growth: Take advantage of platform that we have developed

post recap, capitalize on fragmented South Florida community banking market, and continue to build market share Capitalize on inherent advantages over smaller community banks which lack our product expertise and breadth of service Due to significant consolidation, there exists a base of potential clients that desire to partner with a bank that is locally headquartered Team Lift-outs: Continue to bring in top tier talent to U.S. Century Bank, with teams attracted to culture,

public currency and local decision making Overall growth success will depend upon our ability to attract, retain, develop, incentivize,

and reward the human capital necessary to execute growth strategy

Public currency may allow U.S. Century Bank to structure attractive stock-based incentive compensation to attract top tier

talent Asset Purchases: Portfolio loan purchases from companies exiting non-core lines of business; opportunistic to organic growth

initiatives Net capital generated in IPO can serve as dry powder to facilitate meaningfully

sized portfolio acquisitions Proactively evaluating portfolio opportunities that are consistent with U.S. Century’s credit philosophy Strategic

Acquisitions: Become an active acquirer for Florida banks looking to find a partner Focused on strategic, financially attractive acquisitions which support U.S. Century Bank’s organic growth strategy

without compromising the risk profile Numerous potential partners in South Florida that may seek liquidity Public currency

will make U.S. Century Bank better positioned to offer stock consideration

Page 13 U.S. CENTURY BANK

Table of Contents 1 Who We are 2 Growth Strategy 3

Financial Review 4 Appendix Page 14 U.S. CENTURY BANK

Historical Financial Data Total Loans (1) in Millions $735 $1,373

2016 2017 2018 2019 2020 2021 Q1 Q2 2022 2022 Total Deposits

in millions $782 $1,739 2016 2017 2018 2019 2020 2021 Q1 Q2

2022 2022 Total

Stockholders’ Equity in millions $86 $180 2016 2017 2018 2019

2020 2021 Q1 Q2 2022 2022 ACL/Total Loans 1.17%

1.15% 2016 2017 2018 2019 2020 2021 Q1 Q2 2022 2022 Net Charge

off in thousands (1,019) $180 2016 2017 2018 2019 2020 2021 Q1

Q2 2022 2022 Nonperforming Assets/Total Assets 1.58% 0.00%

2016 2017 2018 2019 2020 2021 Q1 Q2 2022 2022 Total

Revenue in millions $37 $63 2016 2017 2018 2019 2020 2021 Efficiency ratio 94.15% 55.34% 2016 2017 2018 2019 2020 2021 Q1 Q2

2022 2022 PTPP ROAA (2) 0.24% 1.57% 2016 2017 2018

2019 2020 2021 Q1 Q2 2022 2022 (1) Loan amounts include deferred fees/costs. (2) Non-GAAP Financial Measure. * As of end of period for

Balance Sheet amounts Page 15 U.S. CENTURY BANK

Q2 ‘22 Performance Update Capital/ Credit Credit metrics remain pristine. There were no loans classified as nonperforming. ACL coverage ratio was 1.15%. Tangible Book Value per Share

is at $9.00, down $0.60 from prior quarter primarily due to AOCI. No shares repurchased during the quarter; Board approved

repurchase program in place covering 750,000 shares of Class A common stock. Profitability Net income was $5.3 million or $0.26 per diluted share. ROAA was 1.08% and ROAE was 11.38%. Efficiency

ratio was 55.34%. NIM was 3.37% and NII was $15.6 million,

up $3.2 million or 25.4% compared to second quarter 2021.

Growth Average deposits increased by $284.5 million or 19.9%

compared to second quarter 2021. Total average loans, excluding

PPP loans, increased $102.3 million or 34.9% annualized compared to prior quarter and $289.9 million or 29.3% compared to second quarter 2021. Page 16 U.S. CENTURY BANK

Q2 ‘22 Performance Update In thousands (except per share data)

Q2 2022 Q1 2022 Q2 2021 Balance Sheet (EOP) Total Securities $456,135

$514,575 $395,804 Total Loans (1) $1,372,733 $1,258,388 $1,145,095

Total Assets $2,016,086 $1,967,252 $1,667,005 Total

Deposits $1,738,720 $1,713,294 $1,438,776 Total Equity

$180,068 $192,039 $166,302 Income Statement Net Interest

Income $15,642 $14,379 $12,474 Non-interest Income $1,617 $1,945

$1,516 Total Revenue $17,259 $16,324 $13,990 Provision for

Credit Losses $705 $0 $0 Non-interest Expense $9,551 $9,612 $8,674

Net Income $5,295 $4,854 $4,053 Net Income available to common stockholders (2) $5,295 $4,854 $3,299 Diluted Earning Per

Share (EPS) (3) Class A Common Stock $0.26 $0.24 $0.64 Class

B Common Stock $0.00 $0.00 $0.13

(1) Loan amounts include deferred fees/costs. (2) No preferred stock outstanding for Q2 and Q1 2022. (3) See footnote disclosure in the

Non-GAAP table for common stock activity (redemption and exchange of preferred stock, IPO, and exchange of Class B common stock)

which impacted diluted EPS for Q2’22 and Q1’22. Page 17 U.S.

CENTURY BANK

Q2 ‘22 Performance Update Q2 2022 Q1 2022 Q2 2021 Credit/Capital

Tangible Common Equity/Tangible Assets(1) 8.93% 9.76%

8.50% Total Risk-Based Capital (2) 13.74% 14.49% 12.69%

NCO/Avg Loans (3) 0.00% -0.01% 0.06% NPA/Assets

0.00% 0.00% 0.00% Allowance Credit Losses/Loans 1.15% 1.20%

1.30% Profitability Return On Average Assets (ROAA) (3)

1.08% 1.03% 0.98% Return On Average Equity (ROAE)

(3) 11.38% 9.75% 9.74% Net Interest Margin (3) 3.37% 3.22%

3.14% Efficiency Ratio 55.34% 58.88% 62.00% PTPP ROAA (1)(3)

1.57% 1.42% 1.28% Growth In thousands (except for TBV/share)

Total Assets (EOP) $2,016,086 $1,967,252 $1,667,005 Total Loans

(EOP) $1,372,733 $1,258,388 $1,145,095 Total Deposits (EOP)

$1,738,720 $1,713,294 $1,438,776 Tangible Book Value/Share

(1) $9.00 $9.60 $27.71 (1) Non-GAAP Financial Measures. TBV/Share

for Q2’22 and Q1’22, see footnote disclosure in the Non-GAAP table for common stock activity (redemption and exchange

of preferred stock, IPO, and exchange of Class B common stock)

which impacted TBV/share. (2) The Company was established in

Q4 2021. As such, the capital ratios for Q2 2022 and Q1 2022 are for the Bank Holding Company while Q2 2021 is for the Bank only.

(3) Annualized. Page 18 U.S. CENTURY BANK

Loan Portfolio Total Loans (AVG) in millions $1,300 $1,200

$1,100 $1,000 $900 $800 $1,088 $1,144 $1,159 $1,211 $1,296 $700

$99 $73 $51 $35 $18 $600 $989 $1,071 $1,108 $1,176 $1,278 Q2

2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Loans (Exd PPP)

PPP Loans Loan Yields 5.00% 4.50% 4.00% 3.50% 3.00% 2.50%

2.00% 1.50% 1.00% 4.19% 4.29% 4.32% 4.35% 435.00% 0.50%

0.28% 0.32% 0.33% 0.28% 1.30% 0.00% 3.91% 3.97% 399.00% 4.07%

4.22% + 31 bps Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q2'22

vs Q2'21 Loan coupon Loan fees Commentary Total average

loans, excluding PPP loans, increased $102.3 million or 34.9% annualized compared to prior quarter and $289.9 million or 29.3% compared to second quarter 2021. Loan coupon increased 15 bps due to a higher interest rate environment compared

to prior quarter and 31 bps increase compared to second quarter

2021. Loan fees decreased 15 bps from prior quarter as most of the PPP loan fees have been recognized, normalizing the loan yield composition. Page 19 U.S. CENTURY BANK

Loan Portfolio Mix Loan Portfolio Mix Residential real estate

CRE – Non-owner occupied CRE – Owner occupied Commerical

and industrial Global Banking Consumer and other 8% 15% 51%

10% 10% 8% Commentary Total Loan balances at quarter

end was $1.373 billion. Commercial Real Estate (owner

occupied and non-owner occupied) was 61% or $843.4 million of the total loan portfolio. CRE mix is diversified and granular. Retail

makes up 30% of total CRE or $252.6 million. Land/Construction

5% Other 4% Retail 30% - LTV was 56.9% - Average

loan size was $3.0 ..million CRE - Owner occupied 17% Multifamily

16% Office 13% Hotels 8% Warehouse 7% As of 6/30/22

Page 20 U.S. CENTURY BANK

Loan Production Net Loan Production Trend in millions $180 $160 $140

$120 $100 $80 $60 $40 $20 $144 $104 $117 $88 $119

$106 $141 $74 $169 $56 0 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2

2022 Loan Production/Line changes Loan Amortization/payoffs

Commentary Q2 loan growth driven by increased production levels and lower payoffs and paydowns. Payoffs and paydowns slowing with increase in interest rates. $169 million loan production in Q2

2022 is attributable to $158 million in new loans and $11

million in net increase of existing lines of credit. Page 21 U.S. CENTURY

BANK

Paycheck Protection Program (PPP) 3 successful rounds of PPP loans,

originating $168.4 million. Forgiveness of the last round of

PPP loans is in process. SBA PPP Loans In thousands (except

for ROAA) Q2 2022 Q1 2022 Q2 2021 Pre-Tax Income $7,003

$6,712 $5,316 Net Income $5,295 $4,854 $4,053 Average

Assets $1,968,381 $1,913,484 $1,660,060 ROAA (1) 1.08% 1.03% 0.98%

of which PPP Income (2) $484 $1,001 $925 Unrealized PPP

Fees EOP $149 $590 $3,169 PPP Balance EOP $13,507 $24,646 $84,240

PPP AVG. Balance $17,643 $34,901 $99,563 (1) Annualized.

(2) PPP Income includes loan fees and interest income. Page 22 U.S.

CENTURY BANK

Deposit Portfolio Deposits (AVG) in millions $2,000 $1,800

$1,600 $1,400 $1,200 $1,000 $800 $600 $1,432 $1,477 $1,562 $1,650

$1,717 $400 $236 $229 $228 $223 $224 $200 $608 $628 $674

$736 $781 $0 $52 $55 $56 $56 $67 $5,536 $5,565 $5,604 $5,626

$5,645 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Non-interest-bearing deposits Money market and savings Interest-bearing demand

deposits Time deposits Deposit Cost (1) 0.26% 0.22% 0.21% 0.20%

0.21% 0.25% 0.25% 0.25% 0.50% 0.21% Q2 2021 Q3 2021 Q4

2021 Q1 2022 Q2 2022 Commentary Average deposits increased

$66.4 million or 16.1% annualized compared to prior quarter and

$284.5 million or 19.9% compared to second quarter 2021. Average

DDA deposits grew $18.6 million or 11.9% annualized compared to prior quarter and $109.1 million or 20.4% compared to second quarter

2021. DDA balances comprised 37.6% of total deposits as of June 30,

2022. Deposit cost increased 1bps compared to prior quarter

and decreased 5 bps compared to second quarter 2021. Page 23 U.S.

CENTURY BANK

Net Interest Margin Net Interest Income/Margin (1) in thousands

(exceptions) Net Interest Income NIM NIM excluding PPP Loans

Interest-Earning Assets Mix (AVG) Total Loans

(excluding PPP Loans) Investment Securities PPP Loans Cash

Balance & Equivalents Commentary Net interest income increased by $1.3 million or 35.2% annualized compared to prior quarter and

$3.2 million or 25.4% compared

to second quarter 2021. NIM impacted by an increase in interest rates and a shift in balance sheet mix. Loan production growth shifted assets to a higher yielding asset class and was funded by cash balances, a lower securities portfolio and growth in new deposits.

NIM of 3.37% up 15 bps from prior quarter and up 23 bps from second quarter 2021 demonstrating an asset sensitive balance sheet. Page 24 U.S. CENTURY BANK

Interest Rate Sensitivity Loan Portfolio Repricing Profile by Rate Type

Hybrid ARM 6% Variable Rate 53% Fixed Rate 41% 22%

18% 60% 22% Loan Repricing Schedule Variable/Hybrid Rate

Loans 46% 37% 6% 11% 46% 0-4-1 yrs. 1-2 yrs. 2-4 yrs

Static NII Simulation Year 1 & 2 $5,000 $4,000 $3,000 $2,000

3.3% 5.9% $1,000 $2,371 $4,178 $0 0.2% 0.1% Net interst income ($

in thousands) $138 $70 +200 +100 +200 Changes from base (%)

Years 1 Years 2 As of 6/30/22 Page 25 U.S. CENTURY

BANK

Non-interest Income In thousands (except ratios) Q2 2022 Q1 2022 Q4

2021 Q3 2021 Q2 2021 Service fees $1,083 $900 $961 $856 $903

Gain (loss)

on sale of securities available for sale (3) 21 35 (70) 187 Gain on sale of loans held for sale 22 334 107 532 23 Gain on sale of other assets - - 983 - - Loan settlement - 161 - 2,500 - Other income 515

529 558 399 403 Total non-interest income $1,617 $1,945 $2,644

$4,217 $1,516 Average total assets $1,968,381 $1,913,484

$1,828,037 $1,741,423 $1,660,060 Non-interest income / Average assets (1) 0.33% 0.41% 0.57% 0.96% 0.37% Total Revenue

$17,259 $16,324 $16,720 $17,688 $13,990 Non-interest income

as % of total revenue 9.37% 11.91% 15.81% 23.85% 10.84%

Commentary Service fees and other income remain consistent quarter over quarter. Fluctuation of non-interest income primarily impacted by one-time items in prior quarters. Prudently managing securities with minimal losses ($3 thousand) in Q2 2022 as interest rates increase.

(1) Annualized. Page 26 U.S. CENTURY BANK

Non-interest Expense In thousands (except ratios and FTE) Q2 2022

Q1 2022 Q4 2021 Q3 2021 Q2 2021 Salaries and employee benefits

$5,913 $5,875 $5,634 $5,313 $5,213 Occupancy 1,251 1,270

1,267 1,192 1,411 Regulatory assessment and fees 226 213 93 317

195 Consulting and legal fees 398 517 539 357 373 Network and information technology services 448 387 268 358 332 Other

operating expense 1,315

1,350 1,518 1,470 1,150 Total non-interest expenses $9,551

$9,612 $9,319 $9,007 $8,674 Efficiency ratio 55.34% 58.88%

55.74% 50.92% 62.00% Average total assets $1,968,381 $1,913,484

$1,828,037 $1,741,423 $1,660,060 Non-interest expense / Average assets (1) 1.95% 2.04% 2.02% 2.05% 2.10% Full-time equivalent employees

192 190 187 184 183 Commentary Salaries and employee benefits increased primarily due to 2 new FTEs. Consulting and legal

fees normalizing after one-time expenses related to the holding company reorganization in Q1 2022 and Q4 2021. Higher revenue

and slightly lower non-interest expense improved efficiency ratio to

55.34%. (1) Annualized. Page 27 U.S. CENTURY BANK

Following the 2015 Recapitalization, we undertook a complete reorganization of the Bank, starting with the replacement of the executive

management team with individuals who brought with them larger

-bank and public company expertise In 2015, Ben Pazos joined as Chief

Credit Officer to lead and reconstruct the credit function of the

Bank, implementing robust underwriting standards and procedures and developing a problem asset resolution strategy Proactively resolved the Bank’s significant problem assets and imposed enhanced underwriting standards and procedures Based upon our aggregate exposure to any given borrower relationship, we undertake a scaled review of loan originations that may involve senior credit officers, our

Chief Credit Officer, our Credit Committee or, ultimately, our

Board We manage our credit risk by analyzing metrics related to our lines of business, which allows us to maintain a conservative and well-diversified loan portfolio reflective of our assessment of various industry sectors As a result of these measures, our level of nonperforming assets, or NPAs, improved significantly from 6.04%

of total assets as of December 31, 2014 to 0.00% of total assets as of June 30, 2022 As of June 30, 2022, the Bank had no loans under

COVID-19 related deferral status Asset Quality Allowance for

Credit Losses In thousands except ratios 1.40% 1.33% 1.31% 1.22%

1.16% 1.30% 1.27% 1.27% 1.20% 1.15% $1,848 $14,900 $15,057

$15,074 $15,786 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2

2022 Allowance for credit losses ACL/Total loans ACL/Total

loans excluding PPP Loans Non-performing Loans In thousands

(except ratios) 1400 1200 1000 800 600 400 200 0 $20 0.00%

$18 0.00% $1,190 0.10% $0 0.00% $0 0.00% Q2 2021 Q3 2021

Q4 2021 Q1 2022 Q2 2022 Non-accrual TDRs Non-accrual

loans less non-accrual TDRs Non-performing loans to total loans Page 28 U.S.
CENTURY BANK

Capital Capital Ratios11*! Q2 2022 Leverage Ratio 9.43% TCE/TA{2)

8.93% Tier 1 Risk Based Capital 12.65% Total Risk Based

Capital 13.74% Q1 2022 Q2 2021 Well-

Capitalized 9.47% 7.91% 5.00% 9.76% 8.50% NA 13.35% 11.44%

8.00% 12.69% 10.00% 14.49% Commentary All capital ratios remain significantly above “well capitalized” guidelines. Q2 2022 EOP shares outstanding: Class A Common Stock: 20,000,753 No

shares repurchased during the quarter; Board approved repurchase program in place covering 750,000 shares of Class A common stock. (1)

The Company was established in Q4 2021. As such, the capital ratios for Q2 2022 and Q1 2022 are for the Company while Q2 2021

is for the Bank only. (2) Non-GAAP. Page 29 U.S.

CENTURY BANK

Table of Contents 1 Who We are 2 Growth Strategy 3

Financial Review 4 Appendix Page 30 U.S. CENTURY BANK

USCB Highlights U.S. CENTURY BANK Leading Franchise Located

in One of the Most Attractive Banking Markets in Florida and

the U.S. Experienced and Tested Management Team Robust

Organic Balance Sheet Growth Low Risk, Commercially Oriented

Loan Portfolio Strong Asset Quality, with Minimal Charge

-offs Experienced Since Recapitalization Strong Profitability, with

Pathway For Further Enhancement Identified Core Funded Deposit

Base with 37.6% Non-Interest Bearing Deposits Balanced Liquidity

Profile – 79.0% Loan / Deposit Ratio To Support Future Loan

Growth Page 31 U.S. CENTURY BANK

Seasoned Management Team with Local Banking Experience

Name	Title	Years at USCB	Prior Experience
Luis de la Aguilera	President, CEO & Director	6	▪ Former President and CEO of TotalBank ▪ Served in management and loan production positions at Ocean Bank from 1989-2000 ▪ Served in business development and lending positions at Republic National Bank from 1982-1988 ▪ Director of the Florida Banker's Association from 2012 - present ▪ Former Florida Representative for the American Banking Association's Government Relations Council ▪ **40+ years in banking**
Rob Anderson	Chief Financial Officer	1	▪ Former Chief Financial Officer of Capstar Financial Holdings, Inc. ▪ Multiple finance roles with larger institutions including Bank of America and Capital One where he served as business line CFO ▪ Certified public accountant (CPA) (Inactive) ▪ **18+ years in banking**
Benigno Pazos	Chief Credit Officer	5	▪ Former Chief Credit Officer of TotalBank ▪ Served as Lender and Relationship Manager for 22 years ▪ Served in Credit Administration for 6 years ▪ Certified public accountant (CPA) ▪ **33+ years in banking**
Oscar Gomez	Head of Global Banking Division	14	▪ Former Executive Vice President of Global Correspondent Banking and International Private Banking at Regions Bank ▪ **30+ years in banking**
Andres Collazo	Director of Operations & IT Systems	5	▪ Former Senior Vice President and IT and Bank Operations Manager of TotalBank ▪ Handled field operations, item processing, and IT for BB&T, South Florida Express and Regions Bank ▪ **33+ years in banking**
Nicholas Bustle	Chief Lending Officer	2	▪ Served in various executive roles with regional and national banks including as Miami Dade County Market President and First Senior Vice President – Commercial Banking at Valley Bank in 2019 ▪ **35+ years in banking**
Martha Guerra-Kattou	Director of Sales & Marketing	5	▪ Former Director of Sales of TotalBank ▪ Served as Vice President of Branch Administration and Senior Vice President of Project Management at TotalBank ▪ **30+ years in banking**

Page 32

U.S. CENTURY BANK

Highly Accomplished and Aligned Board with Complementary Track Records

Name	Title	Years at USCB	Prior Experience
Aida Levitan	Chairwoman	8	▪ Serves on the boards of the IMPAC Fund, Spanish Cultural Center of Miami, President of ArtesMiami, Inc. and Trustee Emertia of the Perez Art Museum Miami ▪ Formerly served as Vice Chair of the national Smithsonian Latino Center, Communications Chair of the National Museum of the American Latino Commission, Chair of the Aetna Latino Advisory Council, and former President of the Association of Hispanic Advertising Agencies (AHAA) ▪ Former Vice Chair/President of Bromley Communications and former CEO of Publicis Sanchez & Levitan ▪ Director since 2013, Chairwoman since 2017
Kirk Wycoff	Director	6	▪ Founder and Managing Partner of Patriot Financial Partners, L.P. ▪ Former Chairman, President and CEO of Continental Bank Holdings, Inc. ▪ Former Chairman, President and CEO of Progress Financial Corp. ▪ Former Chairman and CEO of Crusader Savings Bank, FSB ▪ Serves on the Boards of Banc of California, Inc., Franklin Security Bancorp, Radius Bancorp, Grasshopper Bancorp, Inc., Auxilior Capital Partners, Inc., Numerated Growth Technologies, Progress Leasing Company, Guaranty Bancorp, Porter Bancorp, LendingClub Bank, National Association and Miria Holdings, Inc. ▪ Director since 2015
Howard Feinglass	Director	6	▪ Founder and Managing Partner of Priam Capital ▪ Director of Howard Bancorp, Inc. and Howard Bank since 2018 ▪ Director of non-profit Riverside Hawks ▪ Former Principal of Odyssey Partners ▪ Director since 2015
Ramón Abadin	Director	4	▪ Founder and Partner of Ramon A. Abadin P.A. ▪ Serves on the Boards of WestCare and Florida Lawyers Mutual Insurance Company ▪ Former President of the Florida Bar ▪ Former President of the Cuban American Bar Association ▪ Director since 2017
Bernardo Fernandez, Jr.	Director	4	▪ CEO of Baptist Health Medical Group ▪ Former Chair of the Florida Board of Medicine and Head of Section of Vascular Medicine of Cleveland Clinic Florida ▪ Serving as a member of the Orange Bowl Committee and the Board of Trustees of St. Thomas University ▪ Former CEO and President of Cleveland Clinic Florida ▪ 2013 Recipient of the National Hospital CEO of the Year from The Association of Hispanic Healthcare Executives ▪ Director since 2017

Note: Excludes CEO who is also on board of directors;

Page 33

U.S. CENTURY BANK

Highly Accomplished and Aligned Board with Complementary Track

Records Name Title Years at USCB Prior Experience

Ramon A. Rodriguez Director Less than 1

Chairman and CEO of Cable Insurance, a property and casualty insurer dedicated to the commercial automotive market

Former CEO of Madsen Sapp Mena Rodriguez & Co.

Founder and board member of DME Corporation

Served on the board of Republic Services, Inc.

Director since 2022 Robert E. Kafafian Director Less than

1

Founder, Chairman and Chief Executive Officer (“CEO”)

of The Kafafian Group, Inc.

40-year career consulting and advising more than 500 financial institutions across the United States

Mr. Kafafian is a frequent speaker and writer on a variety of banking subjects and is often quoted in banking periodicals

He teaches at numerous state, regional, and national banking schools

Director since 2022 Maria C. Alonso Director Less than 1

Served as the President and CEO of United Way Miami

Record spanning more than 25 years across banking, marketing,

social responsibility, and community engagement

Involvement in community organizations has included: New

World School of the Arts (past Executive Committee

Chair), Leadership Florida, International Women’s Forum,

Greater Miami Chamber of Commerce (past Board Chair), Miami

-Dade Beacon Council (past One Community, One Goal

Co-Chair), Camillus House, Miami Dade College Foundation, The

Miami Foundation, and Teach for America.

Recognized community leader having received numerous awards celebrating her civic, business, and philanthropic contributions to the South

Florida community.

Director since 2022 Note: Excludes CEO who is also on board

of directors; Page 34 U.S. CENTURY BANK

Non-GAAP Reconciliation

In thousands (except per share data)

	As of or for the three months ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Pre-Tax Pre-Provision ("PTPP") Income:					
Net income	$ 5,295	$ 4,854	$ 5,650	$ 6,593	$ 4,053
Plus: Provision for income taxes	1,708	1,858	1,751	2,088	1,263
Plus: Provision for credit losses	705	-	-	-	-
PTPP income	$ 7,708	$ 6,712	$ 7,401	$ 8,681	$ 5,316
PTPP Return on Average Assets:					
PTPP income	$ 7,708	$ 6,712	$ 7,401	$ 8,681	$ 5,316
Average assets	$ 1,968,381	$ 1,913,484	$ 1,828,037	$ 1,741,423	$ 1,660,060
PTPP return on average assets (1)	1.57%	1.42%	1.61%	1.98%	1.28%
Operating Net Income:					
Net income	$ 5,295	$ 4,854	$ 5,650	$ 6,593	$ 4,053
Less: Net gains (losses) on sale of securities	(3)	21	35	(70)	187
Less: Tax effect on sale of securities	1	(5)	(9)	17	(46)
Operating net income	$ 5,297	$ 4,838	$ 5,624	$ 6,646	$ 3,912
Operating PTPP Income:					
PTPP income	$ 7,708	$ 6,712	$ 7,401	$ 8,681	$ 5,316
Less: Net gains (losses) on sale of securities	(3)	21	35	(70)	187
Operating PTPP Income	$ 7,711	$ 6,691	$ 7,366	$ 8,751	$ 5,129
Operating PTPP Return on Average Assets:					
Operating PTPP income	$ 7,711	$ 6,691	$ 7,366	$ 8,751	$ 5,129
Average assets	$ 1,968,381	$ 1,913,484	$ 1,828,037	$ 1,741,423	$ 1,660,060
Operating PTPP Return on average assets (1)	1.57%	1.42%	1.60%	1.99%	1.24%
Operating Return on Average Assets:					
Operating net income	$ 5,297	$ 4,838	$ 5,624	$ 6,646	$ 3,912
Average assets	$ 1,968,381	$ 1,913,484	$ 1,828,037	$ 1,741,423	$ 1,660,060
Operating return on average assets (1)	1.08%	1.03%	1.22%	1.51%	0.95%

(1) Annualized.

Page 35

U.S. CENTURY BANK

Non-GAAP Reconciliation

In thousands (except per share data)

	As of and for the three months ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Tangible Book Value per Common Share (at period-end): [1]					
Total stockholders' equity (GAAP)	$ 180,068	$ 192,039	$ 203,897	$ 201,918	$ 166,302
Less: Intangible assets	-	-	-	-	-
Less: Preferred stock	-	-	-	-	24.616
Tangible stockholders' equity (non-GAAP)	$ 180.068	$ 192.039	$ 203.897	$ 201.918	$ 141.686
Total shares issued and outstanding (at period-end): [2]					
Class A common shares	20.000.753	20.000.753	19.991.753	18.767.541	3.889.469
Class B common shares	-	-	-	1.224.212	1.224.212
Total common shares issued and outstanding	20.000.753	20.000.753	19.991.753	19.991.753	5.113.681
Tangible book value per common share (non-GAAP) [3]	$ 9.00	$ 9.60	$ 10.20	$ 10.10	$ 27.71
Operating Net Income Available to Common Stockholders: [1]					
Net income (GAAP)	$ 5.295	$ 4.854	$ 5.650	$ 6.593	$ 4.053
Less: Preferred dividends	-	-	-	542	754
Less: Exchange and redemption of preferred shares	-	-	-	89.585	-
Net income (loss) available to common stockholders (GAAP)	5,295	4,854	5,650	(83,534)	3,299
Add back: Exchange and redemption of preferred shares	-	-	-	89.585	-
Operating net income avail. to common stock (non-GAAP)	$ 5.295	$ 4.854	$ 5.650	$ 6.051	$ 3.299
Allocation of operating net income per common stock class:					
Class A common stock	$ 5.295	$ 4.854	$ 5.650	$ 5.598	$ 2.509
Class B common stock	$ -	$ -	$ -	$ 453	$ 790
Weighted average shares outstanding:					
Class A common stock					
Basic	20.000.753	19.994.953	18.913.914	15.121.460	3.889.469
Diluted	20.171.261	20.109.783	19.023.686	15.187.729	3.933.636
Class B common stock					
Basic	-	-	-	6.121.052	6.121.052
Diluted	-	-	-	6.121.052	6.121.052
Diluted EPS: [4][5]					
Class A common stock					
Net income (loss) per diluted share (GAAP)	$ 0.26	$ 0.24	$ 0.30	$ (5.11)	$ 0.64
Add back: Exchange and redemption of preferred shares	-	-	-	5.48	-
Operating net income per diluted share (non-GAAP)	$ 0.26	$ 0.24	$ 0.30	$ 0.37	$ 0.64
Class B common stock					
Net income (loss) per diluted share (GAAP)	$ -	$ -	$ -	$ (1.02)	$ 0.13
Add back: Exchange and redemption of preferred shares	-	-	-	1.09	-
Operating net income per diluted share (non-GAAP)	$ -	$ -	$ -	$ 0.07	$ 0.13

(1) The Company believes these non-GAAP measurements are key indicators of the ongoing earnings power of the Company.

(2) During the quarter ended September 30, 2021, 47,473 shares of Class C preferred stock and 11,061,552 shares of Class D preferred stock were converted into 10,278,072 shares of Class A common stock. Additionally, the Bank closed on the initial public offering of its Class A common stock on July 27, 2021, in which it issued 4,600,000 shares of Class A common stock. As such, the total shares issued and outstanding of Class A common stock was 18,767,541 shares at September 30, 2021.

(3) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

(4) During the quarter ended September 30, 2021, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive.

(5) During the quarter ended December 31, 2021, the Company entered into agreements with the Class B common shareholders to exchange all outstanding Class B non-voting common stock for Class A voting common stock at a ratio of 1 share of Class A common stock for each 5 shares of Class B non-voting common stock. In calculating net income (loss) per diluted share for the prior quarters presented, the allocation of operating net income available to common stockholders was based on the weighted average shares outstanding per common share class to the total weighted average shares outstanding during each period. The operating net income allocation was calculated using the weighted average shares outstanding of Class B common stock on an as-converted basis.

Page 36

U.S. CENTURY BANK